UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

SES AI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39845	95-1567584
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Cabot Road Woburn, MA 01801
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (339) 298-8750

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SES	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SES WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 28, 2022, the Audit Committee of the Board of Directors of SES AI Corporation (the “Company”), after discussion with the Company’s management, concluded that the previously issued unaudited condensed consolidated financial statements of SES Holdings Pte. Ltd., a Singapore private company limited by shares, and its subsidiaries (“Old SES”) as of and for the three and nine months ended September 30, 2021 (the “Restated Period”) should be restated and, therefore, should no longer be relied upon, as a result of certain errors in the historical calculation of stock-based compensation expense and stock-based compensation disclosures during the Restated Period described below.

The restatement will not impact the Company’s current or historical reported cash and cash equivalents or cash flows from (used in) operating, investing or financing activities.

As the Company previously reported in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 8, 2022 (the “Business Combination Super 8-K”), pursuant to the Business Combination (as defined in the Business Combination 8-K) and in connection with the closing of the Business Combination on February 3, 2022 (the “Closing”), the Company (f/k/a Ivanhoe Capital Acquisition Corp.) (i) migrated out of the Cayman Islands, domesticated as a Delaware corporation and changed its name to SES AI Corporation, and (ii) Old SES became the Company’s wholly owned subsidiary. The Restated Period of Old SES occurred prior to the Closing.

In connection with the preparation of Old SES’s consolidated financial statements as of and for the fiscal year ended December 31, 2021, the Company identified certain errors in the historical calculation of stock-based compensation expense and stock-based compensation disclosures. The errors related to: (i) Old SES’s incorrect accounting pursuant to ASC 718, Compensation - Stock Compensation for the modification of the unvested portion of a stock option award and the extension of the exercise period for another award beyond the original termination date; (ii) Old SES’s use of the incorrect fair value per share of its common stock as an input to the Black-Scholes option valuation model in connection with calculating the grant date fair value of certain of Old SES’s stock options; and (iii) Old SES’s disclosure of certain related and other stock-based compensation items in the affected footnotes. The cumulative effect of the correction of these errors resulted in an increase of $2.6 million and $2.8 million in stock-based compensation expense included in operating expenses for the three and nine months ended September 30, 2021, respectively.

As a result of the restatement, the portion of the Company’s filings with the Commission (and any press releases, stockholder communications, investor presentations, and/or other communications) including or describing Old SES’s financial statements covering the Restated Period should no longer be relied upon.

The Company will report the restatement in Note 20 (unaudited) to Old SES’s audited consolidated financial statements as of and for the year ended December 31, 2021 to be filed with Amendment No. 1 to the Business Combination Super 8-K (the “Amended 8-K”), which the Company intends to file with the Commission substantially concurrently with this Current Report on Form 8-K.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2022	SES AI Corporation

	By:	/s/ Jing Nealis
	Name:	Jing Nealis
	Title:	Chief Financial Officer